Filed pursuant to Rule 424(b)4

File No. 333-101420

Prospectus

Anticus International Corporation

750,000 Shares of

Common Stock

This is a public offering at a price of $0.10 per share of 750,000 shares of common stock of Anticus International Corporation (“Anticus”).

This offering involves a high degree of risk; see "RISK FACTORS" beginning on page 4 to read about factors you should consider before buying shares of the common stock.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state or provincial securities commission passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

Our common stock is presently not listed on any national securities exchange or the Nasdaq Stock Market.

The Offering:

750,000 Shares Offered	Price Per Share	Total
Public Price	$0.10	$75,000
Underwriting Discounts and Commissions		$ 0.00
Total		$75,000

This is a best efforts public offering, with no minimum purchase requirement.

1. Anticus is not using an underwriter for this offering.

2. There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.  Nevada law does not require that funds raised pursuant to the sale of securities be placed into an escrow account.  Any funds raised from this offering will be immediately available to Anticus International Corporation for its use.

3. The closing date for this offering is May 31, 2004

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this Prospectus is December 18, 2003.

TABLE OF CONTENTS

Page No.
Prospectus Cover Page	1

Prospectus Summary and Risk Factors

*Failure to Secure Additional Financing May Result in Termination of Anticus’ Operations and Eliminate any Value in Anticus’ Stock.

*Potential Inability of Directors to Devote Sufficient Time to the Operation of the Business may Delay or Prevent Anticus from Achieving Profitable Operations and Diminish the Value of an Investment in Anticus Stock

*Anticus’ Curriculum Material may not be Sufficient to Ensure Anticus’ Success in its Intended Market Resulting in the Termination of Anticus’ Operations and a Loss of Stockholders’ Investment

*Anticus’ Business Model is Unproven Due to Lack of Operating History and Thus it is Difficult for an Investor to Determine the Likelihood of Success or Risk to his Investment

*No Minimum Share Purchase Requirement Thus Early Investors May Face the Loss of Their Investment if Anticus’ Operations are not Commenced Due to the Failure of This Offering

*Anticus Stockholders’ Investment Will be Illiquid Due to a Lack of Public Trading Market and Thus They may not be able to Recover all of their Investment in Anticus

*Anticus’ Auditor has Expressed Doubts as to the Company’s Ability to Continue as a Going Concern.

3
Use of Proceeds	5
Determination of Offering Price	7
Dilution	8
Selling Security Holders	9
Plan of Distribution	9
Legal Proceedings	9
Directors, Executive Officers, Promoters and Control Persons	9
Security Ownership of Certain Beneficial Owners and Management	12
Description of Securities	12
Interest of Named Experts and Counsel	12
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	13
Organization within Last Five Years	13
Description of Business	13
Plan of Operation	18
Description of Property	20
Certain Relationships and Related Transactions	20
Market for Common Equity and Related Stockholder Matters	21
Executive Compensation	23
Financial Statements	24/F-1
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	24

Securities offered through this prospectus will not be sold through dealers, but will be sold on a direct participation basis only.

Prospectus Summary and Risk Factors

The Company

Anticus International Corporation was incorporated on May 1, 2002, in the State of Nevada.  Our principal executive offices are located at 1480 Oak Ridge Rd, Kelowna, British Columbia, Canada, V1W 3A9.  Our telephone number is (250) 765-0221. As of the date of this prospectus, we have no revenue or operations.

Although our corporate name includes the word international, we do not yet conduct international operations.  We are a development stage company.  We have not had any revenues or operations and we have few assets.  We do not expect to have revenues until at least three months after this registration becomes effective.

Since incorporation we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations.  Anticus International Corporation has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.

We are in the process of establishing ourselves as a specialty educational service for the food and beverage/restaurant industry.  We intend to provide job-related training for both entry-level employees and also employees of small to medium sized food service establishments.  In addition, we intend to provide a pool of available trained prospective employees for placement agencies.

Anticus’ President, Dennis Galbraith, has spent over thirty years of his working life in the food service industry, doing everything from janitorial and waste disposal to management and ownership of food service outlets.  From this perspective Mr. Galbraith has watched the positive impact that educational institutions have had in improving the quality and safety of food preparation for the general public.  What he has not seen, and what has caused him to develop his course material, is the same emphasis placed on the relationship with the customer.  The formation of Anticus is the corporate repository of his years of experience in the food service industry.  This void in the educational processes of the food and beverage/restaurant service industry is now being formalized and filled by the course material being created by Anticus to be offered to the industry in a cost-effective manner.

Summary of Financial Information

	As at June 30, 2003	As at September 30, 2003 (Unaudited)
Current Assets	$ 2,837	$ 4,674
Current Liabilities	4,100	1,600
Loans from Stockholders		5,000
Shareholders’ Equity (Deficiency)	$ (1,263)	$ (1,926)
	From May 1, 2002 to June 30, 2003	From May 1, 2002 to September 30, 2003
Revenue	$0	$0
Net Loss	$ 18,263	$ 18,926

We have not begun operations and are currently without revenue.  Our company has no full-time employees at the present time.  As at September 30, 2003, our accumulated deficit was $ 18,926.  We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

The Offering

Common Shares Outstanding Before This Offering	2,600,000
Maximum Shares Being Offered	750,000
Maximum Common Shares Outstanding After This Offering	3,350,000

Anticus International Corporation is authorized to issue 75,000,000 shares of common stock.  Officers and directors collectively own 2,600,000 shares of restricted common stock.

This offering consists of 750,000 shares of Anticus International Corporation common stock.  The offering price is $0.10 per share.  No officers, directors or significant investors own any of the shares being offered.

There is currently no public market for the common stock of Anticus, as it is presently not traded on any market or securities exchange.

Risk Factors

The securities offered hereby are highly speculative and should be purchased only by persons who can afford to lose their entire investment in Anticus International Corporation.  Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

Failure to Secure Additional Financing May Result in Termination of Anticus' Operations and Eliminate any Value in Anticus’ Stock

We may require additional financing in order to establish profitable operations.  Such financing, if required, may not be forthcoming.  Even if additional financing is available, it may not be available on terms we find favorable. Failure to secure the needed additional financing will have a very serious, if not fatal, effect on our ability to survive.  As of September 30, 2003, our working capital was $4,581 and our losses to that date totaled $ 18,926.

Potential Inability of Directors to Devote Sufficient Time to the Operation of the Business may Delay or Prevent Anticus from Achieving Profitable Operations and Diminish the Value of an Investment in Anticus Stock

Presently the directors allocate only a portion of their time to the operation of Anticus’ business.  Denis Galbraith currently devotes approximately 4 hours, Michelle Sedmak approximately 12 hours, and Tracy Holman approximately 2 hours each week.  All the directors have agreed to devote more time to the business should it be required.  However, should the business develop faster than anticipated, the directors may not be able to devote sufficient time to the operation of the business to ensure that it continues as a going concern.

Because our officers and directors will only be devoting a small portion of their time to our operations, our operations may be sporadic and occur at times which are convenient to them.  As a result, operation of the business may be periodically interrupted or delayed, thereby affecting the ability of Anticus to provide its stockholders with any return on their investment.

Anticus' Curriculum Material may not be Sufficient to Ensure Anticus' Success in its Intended Market Resulting in the Termination of Anticus’ Operations and a Loss of Stockholders’ Investment

Initially, the only course Anticus will be offering is its server course.  As such, its survival is dependent upon the market acceptance of this sole course material.  Should this course material be too narrowly focused or should the target market be not as responsive as Anticus anticipates, Anticus will not have any other course material it can offer to ensure its survival in the educational marketplace.

While Anticus believes that its course material will be of benefit to the employers, employees and customers of the food and beverage/restaurant industry, this view may not be shared by its workers and operators.  In such an event, Anticus may not be able to attract sufficient students to make it a viable business operation, and it may subsequently fail due to this lack of interest in its course material.

Anticus’ Business Model is Unproven Due to Lack of Operating History and Thus it is Difficult for an Investor to Determine the Likelihood of Success or Risk to his Investment

Anticus International Corporation was formed on May 1, 2002.  As of this date, we do not have any revenues or operations, and we have few assets.  We do not expect to have revenues until at least three months after this prospectus becomes effective.

Due to our lack of operating history, the revenue and income potential of our business is unproven.  If we cannot successfully implement our business strategies, we may not be able to generate sufficient revenues to operate profitably.  Consequently our investors may lose a substantial portion of or their entire investment.

No Minimum Share Purchase Requirement Thus Early Investors May Face the Loss of Their Investment if Anticus’ Operations are not Commenced Due to the Failure of This Offering

The offering is not subject to any minimum share purchase requirement.  Consequently, the early investor is not assured of any other, later shares being sold.  You may be the only purchaser.

We are dependent upon this offering to be able to implement our business plan and our lack of revenues and profits may make our obtaining additional capital more difficult. We presently have no significant operating capital and we are totally dependent upon receipt of the proceeds of this offering to provide the capital necessary to commence our proposed business.  Upon completion of the offering, the amount of capital available to us will still be extremely limited, especially if less than the total amount of the offering is raised since this is not an underwritten offering.  We have no commitments for additional cash funding beyond the proceeds expected to be received from this offering.  If we need and are unable to raise additional capital, then you may lose your entire investment.

Anticus Stockholders’ Investment Will be Illiquid Due to a Lack of Public Trading Market and Thus They may not be able to Recover all of their Investment in Anticus

There is presently no public trading market for our common stock, and it is unlikely that an active public trading market can be established or sustained in the foreseeable future.  Even if a public market were to develop, our stockholders may never realize any value from their investment in our stock.  We intend to have its common stock quoted on the OTC Bulletin Board as soon as practicable.  However, there can be no assurance that the Company's shares will be quoted on the OTC Bulletin Board.  Until there is an established trading market, holders of our common stock may find it difficult to sell their stock or to obtain accurate quotations for the price of the common stock.  If a market for our common stock does develop, our stock price may be volatile.

Anticus’ Auditor has Expressed Doubts as to our Ability to Continue as a Going Concern.

In the opinion of our auditor, since we have not generated revenue from operations, it raises substantial doubt about Anticus’ ability to continue as a going concern.

Use of Proceeds

We intend to raise $75,000 from the sale of 750,000 shares of common stock at $0.10 per share.  This offering has a maximum amount of $75,000 and no minimum.  Anticus has no intention to return any stock sales proceeds to investors if the maximum amount is not raised.

Readers will note that Anticus has already raised a total of $17,000 from the sale of common stock.  The total amount of $17,000 has been raised from the sale of stock to officers and directors: the sale of this stock is restricted and is not being registered in this offering.  The offering expenses associated with this offering are estimated to be $16,500.  As at September 30, 2003, we had a balance of $4,581 in cash after paying $14,900 of the offering expenses.  Anticus' management has orally agreed that they will advance Anticus any additional funds which it may need to pay the expenses of this offering.  Such advances will be made interest-free with no fixed terms of repayment and without any repayment from the proceeds of this offering.  Management will rely instead upon the anticipation of repayment from future revenues, if any, generated by Anticus’ proposed business activities.  This will allow us to pay the remainder of the expenses of this offering from cash on hand.  None of the offering expenses or stockholder loans are to be paid out of the proceeds of this offering.  The entire sum of monies we raise from this offering will be used to finance Anticus’ Plan of Operations.  One of the purposes of the offering is to create an equity market, which allows us to more easily raise capital, since a publicly traded company has more flexibility in its financing offerings than one that does not.

The following table indicates how our company intends to use these proceeds of this offering.

Proceeds from Sale of Common Stock	$75,000

Expenses

Curriculum Development

Educational and Training Material

Training Expense

Website Development

Website Hosting and Telecom

Marketing and Promotional Expenses

Travel and Accommodations

Legal and Accounting Fees

Consulting and Professional Fees

Furniture and Equipment

Miscellaneous Administrative Costs

Total

15,000 9,000 4,000 5,000 3,000 10,000 8,000 6,000 6,000 5,000 4,000 $75,000

The above expenditure items are defined as follows:

Curriculum Development:  This expense refers to the cost of development of the curriculum that we intend to use in our student training sessions.

Educational and Training Material:  This expense will provide the funds necessary to develop the student manuals as well as visual aids for use during classroom instruction.  It will include the cost of purchasing appropriate software for the training sessions.

Training Expense:  This expense will provide the funds necessary for a minimal amount of service specific training for personnel.  It will cover items such as room and equipment rental for training seminars, copying and printing costs for training manuals and other material.

Website Development:  This expense is the cost associated with development of our website. Since the website will be used as a means to promote our service, preliminary website development will begin as soon as we have the funds available.

Website Hosting and Telecom:  This item refers to the cost of hosting our website and basic monthly telephone and fax communication services.  The amount indicated covers the first year of operations.

Marketing and Promotional Expenses:  This item refers to the cost of a basic marketing campaign and the provision of a minimal amount of educational product information to our customers and interested businesses and individuals.  We expect to begin incur these costs during the second month of operations after the effective date of this prospectus, and to continue throughout the remainder of the year.

Travel and Accommodations:  These costs are for travel that will be necessary to establish facilities for classroom instruction.  It will include travel costs incurred while developing strategic alliances with employment placement agencies, secondary schools, and governmental agencies as well as recruiting potential students and clients.

Legal and Accounting Fees:  This expenditure item refers to the normal legal and accounting costs associated with maintaining a publicly traded company.  We expect to be making these expenditures throughout the year, commencing on the effective date of this registration.

Consulting and Professional Fees:  This expenditure item refers to the total cost of consulting with educational and hospitality industry experts.

Furniture and Equipment:  This expenditure refers to items such as a computer, visual aid equipment, tables and chairs, and other similar items.  We expect to be making these purchases during the second month of operation after the effective date of this prospectus.

Miscellaneous Administrative Costs:  This expense refers to any small miscellaneous costs that have not been otherwise listed - such as bank service charges and sundry items.  This amount will cover such costs during the first year of operation.

There is no assurance that Anticus will raise the full $75,000 as anticipated. The following is the break down of how Management intends to use the proceeds if only 10 percent, 50 percent, or 75 percent of the total offering amount is raised:

Expenditure Item	10%	50%	75%	100%
Curriculum Development	2,000	10,000	13,000	15,000
Educational and Training Material	2,000	5,000	7,000	9,000
Training Expense	0	3,000	3,000	4,000
Website Development	2,000	3,000	4,000	5,000
Website Hosting and Telecom	0	2,000	2,500	3,000
Marketing and Promotional Expenses	1,000	5,000	8,000	10,000
Travel and Accommodations	0	1,000	5,000	8,000
Legal and Accounting Fees	0	1,000	2,000	6,000
Consulting and Professional Fees	0	3,000	5,000	6,000
Furniture and Equipment	0	3,000	4,000	5,000
Miscellaneous Administrative Costs	500	1,500	2,750	4,000
Total	$ 7,500	$ 37,500	$ 56,250	$75,000

If only 10% of the offering is sold, we will continue with our development plans.  However, only the most necessary tasks will be undertaken.  Most of the curriculum development and educational and training material will be placed on hold until sufficient capital becomes available.  We anticipate that the $7,500 plus cash on hand will be sufficient to sustain us during the short-term. However, there would be insufficient funds available for furtherance of the plan of operations as detailed in Item 17, Plan of Operation, of this prospectus.

In the event that only 50% of the offering amount is raised, we would be able to further our plan of operation; however, our activities will be severely restricted.  We would develop our basic curriculum and produce some training material. However, marketing and travel would be severely restricted.  Only a minimal amount would be spent on consulting and professional fees. Without the ability to aggressively pursue our plan of operations, it is likely that we will take much longer to build a profitable business.

If 75% of the total offering amount is raised, there will be sufficient funds to pay a significant portion of all budgeted expenditure items.

The money Anticus has raised thus far from selling stock to its officers and directors will be sufficient to pay all expenses of this offering, which we estimate to be $16,500.  The total amount of the money raised from the sale of the 750,000 shares we are offering will be used for the purpose of furthering Anticus’ plan of operation, as detailed in Item 17, Plan of Operation, of this filing.

Determination of Offering Price

There is no established market for our stock. The offering price for shares sold pursuant to this offering is set at $0.10.  Of the 2,600,000 shares of stock already purchased by officers and directors, 1,000,000 shares were sold for $0.001 per share and the remaining 1,600,000 shares were sold for $0.01 per share. All of the 2,600,000 shares of outstanding stock are restricted.  The additional factors that were included in determining the sales price are the lack of liquidity since there is no present market for our stock and the high level of risk considering our lack of operating history.

Dilution

“Net tangible book value” is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.  Dilution occurs because we determined the offering price based on factors other than those used in computing book value of our stock.  Dilution exists because the book value of shares held by existing stockholders is lower than the offering price offered to new investors.

Anticus is offering shares of its common stock for $.10 per share through this offering. Over the past five years, its officers and directors have purchased shares of its common stock for $.01 and $0.001 per share. As at September 30, 2003, the net tangible book value of Anticus was $(0.0018) per share.  If Anticus is successful in selling all of the offered shares at the public offering price, the pro forma net tangible book value of Anticus would be $79,674 or approximately $0.0238 per share, which would represent an immediate increase of $0.0220 in net tangible book value per share and $0.762 or 76.2% per share dilution to new investors, assuming all the shares are sold at the offering price of $0.10 per share.

Following is a table detailing dilution to investors if 10%, 50%, 75%, or 100% of the offering is sold.

	10%	50%	75%	100%
Net Tangible Book Value Per Share Prior to Stock Sale	(.0018)	(.0018)	(.0018)	(.0018)
Net Tangible Book Value Per Share After Stock Sale	.0046	.0142	.0193	.0238
Increase in Net Book Value Per Share Due to Stock Sale	.0028	.0124	.0175	.0220
Immediate Dilution (subscription price of $.10 less net tangible book value per share)	.0954	.0858	.0807	.0762

Assuming all the shares are sold, the following table illustrates the pro forma per share dilution:

Price to the Public (1)

Net tangible book value per Share before Offering (2)

Increase Attributable to purchase of Stock by New Investors (5)

Net tangible book value per Share after Offering  (3), (4)

Dilution to New Investors (6)

Percent Immediate Dilution to New Investors (7)

$ 0.10 $(0.0018) $ 0.0220 $ 0.0238 $ 0.0762 76.2%

(1)

Offering price per equivalent common share.

(2)

The net tangible book value per share before the offering is determined by dividing the number of shares of common stock outstanding into the net tangible book value of Anticus.

(3)

The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to Anticus from the current offering.

(4)

 The net tangible book value per share after the offering is determined by dividing the number of shares that will be outstanding after the offering into the net tangible book value after the offering as determined in Note 3.

(5)

The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering and subtracting from it the net tangible book value per share before the offering.

(6)

The dilution to new investors is determined by subtracting the net tangible book value per share after the offering from the public offering price, giving a dilution value.

(7)

The percent of immediate dilution to new investors is determined by dividing the dilution to new investors by the price to the public.

These two paragraphs compare the differences of your investment in our shares with the share investment of our existing stockholders, the officers and directors of Anticus.  The existing stockholders have purchased a total of 2,600,000 shares for an aggregate amount of $17,000, or an average cost of $0.0065 per share.  Your investment in our shares will cost you $0.10 per share.  In the event that this offering is fully subscribed the book value of the stock held by the existing stockholders will increase by $0.0220 per share, while your investment will decrease by $0.0762 per share.

If this offering is fully subscribed, the total capital contributed by new investors will be $75,000.00.  The percentage of capital contribution will then be 17.47% for the existing stockholders and 81.53% for the new investors.  The existing stockholders will then hold, as a percentage, 77.61% of the issued and outstanding shares of Anticus, while the new investors will hold, as a percentage, 22.49%.

Selling Security Holders

Our current shareholders are not selling any of the shares being offered in this prospectus.

Plan of Distribution

There will be no underwriters used, no dealer's commissions, no finder's fees, and no passive market making. The officers and directors of Anticus, Mr. Denis Galbraith, Mrs. Michelle Sedmak and Ms. Tracy Holman, will sell securities on behalf of Anticus in this offering.  They will rely on Rule 3a4-1 to sell Anticus’ securities without registering as broker-dealers.  They primarily perform substantial duties as officers and directors for or on behalf of the issuer otherwise than in connection with transactions in securities, and have not been a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months, and have not nor will not participate in the sale of securities for any issuer more than once every twelve months.

We plan to offer our shares to the public at a price of $0.10 per share, with no minimum amount to be sold.  Our officers and directors will sell the shares through the distribution of Anticus’ prospectus to interested individuals and corporations through personal contact.  Our officers and directors will receive no commission from the sale of any shares. The officers, directors and existing shareholders and affiliates will not purchase any shares under this offering.  We will keep the offering open until we sell all of the shares registered, or May 31, 2004, which ever occurs first.

Regulation M of the Securities Exchange Act of 1934 may prohibit distribution participants of Anticus’ stock from engaging in any market making activities with regard to its securities.  We do not intend to engage in any market making activities deemed unlawful by Regulation M subsequent to the effectiveness of this registration statement.

Legal Proceedings

Anticus International Corporation is not a party to any pending legal proceedings.

Directors, Executive Officers, Promoters and Control Persons

Denis Galbraith, President, Member of the Board, age 53.

Mr. Denis Galbraith is the incorporator of Anticus and has served as President and director since its inception on May 1, 2002.  The term of his office is for one year and is renewable on an annual basis.

Mr. Galbraith finished his secondary schooling in 1966 and began apprenticeship training while employed with the Super Value Food Store. In 1970, Denis graduated as a journeyman baker from the British Columbia Institute of Technology (BCIT) located in Burnaby, British Columbia, Canada.

The Company transferred him to various branches within the interior of British Columbia - each move increasing his responsibilities and authority.  With the Super Value Food Store network, Denis worked in the cities of Campbell River, Kitimat, Prince George and metropolitan Vancouver until 1982.

In 1982, Mr. Galbraith accepted the position as Store Bakery Manager with Extra Foods Ltd., a food store chain centered in Vancouver, British Columbia. As a department manager, he was responsible for hiring and managing the entire bakery staff, which peaked at 16 employees. After over thirty years as a baker and bakery manager, Denis retired from the industry in 1998.

October 1998, Denis was invited to develop a new retail outlet division for Canadian Ranch & Farm Inc, a privately held company in the business of marketing equipment parts and supplies.  After considerable due diligence, it was determined that the company would not establish the new division.  In February 2000, the company was sold.

Returning to British Columbia in March 2000, Mr. Galbraith purchased a 50% interest in Mug’ a Java Bean & Bistro in the City of Kelowna.

Mr. Galbraith has first-hand knowledge and understanding of the restaurant business. He maintains an active membership with the Restaurant Association of British Columbia.  As a restaurateur, he has considered how to increase corporate profits, maintain staff that is well paid and service oriented, as well as build a satisfied clientele. These qualities and skills give him the background necessary in order to develop the direction and fundamental objectives of Anticus.

As President he has assumed the leadership role and accepted overall responsibility for the development of Anticus.  Mr Galbraith currently spends about ten percent (10%) of his working day doing Anticus work. He will continue to make our company a primary priority and devote whatever time is necessary to make the business a success.

Mr. Galbraith is not an officer or director of any reporting company that files annual, quarterly, and periodic reports with the United States Securities and Exchange Commission.

Michelle Sedmak, Secretary/Treasurer, Member of the Board of Directors, age 31.

Mrs. Michelle Sedmak became an officer and director of Anticus on July 15, 2002.  The term of her office is for one year and is renewable on an annual basis.

Mrs. Michelle Sedmak is the daughter of Mr. Denis Galbraith.

Michelle graduated from Queen Elizabeth Senior Secondary School in Surrey, British Columbia, Canada, in June 1989, and continued to pursue her interest in the travel and hospitality industry.  As an adult student, Michelle spent a year studying full-time in order to graduate with a Certificate in Advanced Travel with an Airline Diploma.  She also completed Access Endorsed Level I, a Microsoft database management program.  A database is a collection of information organized to make it easy to view, search and retrieve data.  It collects information in an easy, timely and effortless manner.  Since you define its parts, you also organize them in a manner that helps some parts of your database to supply specific information to others.  Access is a relational database used on desktop computers.

Mrs. Sedmak has participated in the Super Host Program. SuperHost was developed by Tourism British Columbia in 1985 to improve the quality of service in tourism business throughout the province, in preparation for the World Exposition in Vancouver in 1986.  Developed specifically for this event, the workshops were so successful that SuperHost was later offered by representatives of the program throughout the province, and to date, nearly 400,000 British Columbians have completed one of the SuperHost workshops.

Michelle, while attending high school, worked part time at Burger Haven in Surrey, British Columbia. The summer of 1988, Michelle worked in the sales department of Nationwide Carpet Cleaning and the summer of 1989 was spent caring for elderly patients at Com Care Canada.  Both companies are located in Surrey, British Columbia.

Although Mrs. Sedmak developed an interest in the hospitality industry while still attending high school, her career began in earnest in August 1989 with a job as server with the World Famous Do-Nut Shop in Surrey, British Columbia.

One year later, with a shift in career focus, Michelle concentrated on developing her inter-personal skills by seeking and acquiring employment as a service clerk and cashier with Toys Plus More (also located in Surrey, British Columbia).  Two years later, she accepted a position in the sales department of Wal-Mart in Surrey, British Columbia.  Mrs. Sedmak enjoyed working with the public and remained with Wal-Mart from 1992 until 1998, when her family moved to the interior of British Columbia.

After the move and in keeping with her sales experience, Michelle found a job with Liquidation World in Kelowna, British Columbia, and remained in their employ until the spring of 2000.

Returning to the hospitality industry once again, Michelle Sedmak started work in April 2000 at the Mug’ a Java & Bistro.  Michelle was appointed as waitress manager, a position she still holds.

Michelle will assist in the development of the curriculum as well as in the classroom instruction. In working with Anticus, she is also responsible for maintaining the books and records.  She is currently devoting thirty percent (30%) of her time on Anticus responsibilities.

Mrs. Sedmak is not an officer or director of any reporting company that files annual, quarterly and periodic reports with the United States Securities and Exchange Commission.

Tracy Holman, Member of the Board of Directors, age 36.

Ms. Tracy Holman became a director of Anticus July 15, 2002.  The term of her office is for one year and is renewable on an annual basis.

Tracy Holman graduated from Severna Park High, Saverna, Maryland, in 1985 and went on to attend the University of Maryland for one year where she completed a business course in Retail Management.  In 1988, Ms. Holman, with her husband, established and managed Phillip Printing, a printing company in Toronto, Ontario, Canada for two years.  She decided to close the business after her husband passed away.  Ms. Holman remarried and, with her new husband, in 1994, began a company called Fun-Care Day Spa.  They established a day spa facility in the Toronto marketplace.  In 1995, Ms. Holman was instrumental in helping the company to expand into the Calgary marketplace in Alberta.

After selling her interest in the ‘Day Spa’ business in 1996, Tracy took an employment position as Store Manager with Mariposa, a clothing retailer, in one of their locations in Calgary, Alberta.  In 1999, she moved to Kelowna, British Columbia, to take a position as Store Manager in the clothing store, Concrete Image, a privately owned company.  In her position, Tracy fulfills duties of purchasing agent, marketer, and staff trainer and has the responsibility of managing human resources.

Ms. Holman will assist in the development of the curriculum as well as in the classroom instruction.  She will provide whatever time is necessary to effectively carry out her duties.  She is currently devoting five percent (5%) of her time to Anticus.  She is prepared to give Anticus up to 25 percent (25%) of her time in the long term, and as much as 50 percent (50%) during the critical first 6 months of operations.

Ms. Holman is not an officer or director of any reporting company that files annual, quarterly and periodic reports with the United States Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following is a table detailing the current shareholders of Anticus owning 5% or more of the common stock, and shares owned by Anticus’ directors and officers:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common	Denis Galbraith Director, President 1480 Oak Ridge Road Kelowna, British Columbia, V1W 3A9	1,600,000	61.54%
Common	Michelle Sedmak Director, Secretary/Treasurer Apt. 110, 1777 Water Street Kelowna, British Columbia, V1K 1K4	400,000	15.38%
Common	Tracy Holman Director 1119 Hudson Road Kelowna, British Columbia, V1Z 1J2	600,000	23.08%
Common	Directors and officers as a group (3)	2,600,000	100%

Description of Securities

Common Stock

Our amended Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock with $.001 par value.  Each record holder of common stock is entitled to one vote for each share held in all matters properly submitted to the stockholders for their vote.  Cumulative voting for the election of directors is not permitted by the By-Laws of Anticus.

Holders of outstanding shares of common stock are entitled to such dividends as may be declared from time to time by the Board of Directors out of legally available funds; and, in the event of liquidation, dissolution or winding up of the affairs of Anticus, holders are entitled to receive, ratably, the net assets of Anticus available to stockholders after distribution is made to the preferred stockholders, if any, who are given preferred rights upon liquidation.  Holders of outstanding shares of common stock have no preemptive, conversion or redemptive rights.  To the extent that additional shares of Anticus’ common stock are issued, the relative interest of then existing stockholders may be diluted.

Shareholders

Each shareholder has sole investment power and sole voting power over the shares owned by such shareholder.

Interest of Named Experts and Counsel

Anticus has not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in Anticus, or who is, or was, a promoter, underwriter, voting trustee, director, officer or employee, of Anticus.

Legal Matters

Certain legal matters with respect to Anticus and the validity of the securities offered hereby will be passed upon for Anticus by John T. Cardinalli, Esq., Reno, Nevada.

Experts

The Financial Statements of Anticus International Corporation as at June 30, 2003, appearing in this registration statement have been audited by Morgan & Company, independent auditors, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

Disclosure of Commission Position of Indemnification for Securities Liabilities

According to Section 10 of Anticus International Corporation’s bylaws, Anticus is authorized to indemnify its directors, officers, agents and employees to the fullest extent authorized under Nevada Law subject to certain specified limitations.  As permitted by Nevada Revised Statutes, Anticus may indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being, or having been Anticus directors or officers unless, in any such action, they are adjudged to have acted with gross negligence, or willful misconduct. Insofar as indemnification for liabilities originates under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Anticus pursuant to the foregoing provisions, Anticus has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Organization Within Last Five Years

See Certain Relationships and Related Transactions, Item 19, below.

Description of Business

Business Development

Anticus International Corporation was incorporated on May 1, 2002, in the State of Nevada.  While our name contains the word ‘International’, we do not currently conduct international operations. However, should our business plan be successfully implemented, we will be expanding our operations internationally, particularly within North America.  We have not yet begun our educational operations and we currently have no revenue and no significant assets.  Anticus has never declared bankruptcy, has never been in receivership, and has never been involved in any legal action or proceedings.  Since becoming incorporated, Anticus has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations.  Anticus is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Neither Anticus nor its officers, directors, promoters or affiliates, has had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

Business of Issuer

The business of the issuer is to provide the food service industry with specialized educational programs designed to maximize food service profit potential and customer loyalty.  Anticus believes that there is a need to train restaurant staff to reach a standard of excellence that will result in increased profit for the restaurant owner, increased income for the staff and increased customer satisfaction.

It is important for restaurant staff to understand the psychology of people going out for dinner.  They are not only expecting good food, they are also looking for a pleasurable experience.  Consequently, the restaurant employee will receive compensation not only for their ability to serve but also for their ability to interact.  Not only must food preparation and presentation be appetizing and gratifying, the food experience must also promote the dynamics between server and customer.  The result should be a satisfying experience for the customer, profitability for the restaurant owner, and increased remuneration (tips) to the server.  The server must learn to “put the sizzle in the steak”; put the individual elements into a seamless enjoyable experience.

Each server is a representative of the restaurant and in that capacity must learn to satisfy the objectives of the owner.  He is also the liaison between the consumer and the kitchen staff.  Additionally, he is self-employed to the extent that he needs to master the art of giving the customer satisfaction in order to maximize the gratuity by virtue of his ability to indulge each customer individually through attentive enthusiasm and efficient service.

Traditionally, many people consider being a server as only a transitional occupation.  Through our educational service we intend to show workers and prospective workers in the food and beverage/restaurant industry the value of making this a career position.  An accomplished server is able to find suitable employment almost anywhere in the world.

Principal Products and Services

We are in the process of establishing ourselves as a specialty educational service for the food and beverage/restaurant industry.  We intend to provide job-related customer and food service training to entry-level employees as well as to employees of small to medium sized food service establishments.

We will earn our revenue by charging a fee for individuals to complete our training course.  Our largest market is going to be those people desiring to gain employment in the food and beverage/restaurant industry for the first time.  Our instruction will include practical information preparing them to excel in their future positions.

Further, we anticipate that our instruction will also be useful for current employees of small to medium sized food establishments.  Often the owners of such businesses do not have the personal resources to offer constructive information in order to improve their employees’ competence level.  Our instruction will assist employees in improving the efficiency of basic daily work habits and to motivate them to develop a positive mental attitude and commitment to patrons.  In turn, we will bill the business owner for our service.

In addition, our graduating students will provide a pool of available trained prospective employees for restaurants that require pre-trained staff.  We do not consider ourselves a personnel placement agency, and will not charge a fee when we are able to match a trained individual to available job positions.

Our instruction will include a basic understanding of the restaurant business and the objectives of the restaurateur.  We expect to help servers improve to their skills and to maximize their earning potential through self-development instruction and appropriate goal setting.  Servers that excel in their position are intuitive and perceptive, responding appropriately to the needs and desires of their customers and employers.

Efficient time management will increase productivity and will improve customer satisfaction.  Our students will become conversant with standard restaurant software and awareness of safe handling and food preparation.

Our intensive two-week training will involve 42 hours of classroom instruction for groups of 15 – 30 students.   It will include discussion groups and hands-on use of software, followed by 18 hours of work experience.  The instruction time will address the needs and requirements of each of the interested parties.  The interested parties are: the restaurant owner; the customer; and the staff who are serving the customer.  The specific curriculum will be developed as funds become available.

Classroom instruction will begin by familiarizing the students will industry-specific terminology.  It is important they learn the ingredients required to prepare common menu items.  The skill of taking orders confidently and without errors must also be learned.

An appetizing meal begins with appearance, so the visual presentation of food and beverages adds to the gratifying experience of the diner.  Even the general appearance of the room, seating arrangement, and table surfaces are important.  In our classroom training, we will include tasteful food presentation, preparation of visually pleasing salads, piquant deserts, as well as artistic table displays.

Inexperienced or careless storage and handling of food may result in discomfort to patrons or, in severe cases, food poisoning.  Instruction in safe food preparation, cleaning of dishes, utensils, tables, seats and benches, working surfaces and storage areas, as well as personal hygiene, styling of hair and appropriate personal appearance will be included.

Every eatery has as basic philosophy and atmosphere.  For example, a fast food restaurant encourages patrons to eat quickly and leave without lingering.  Music, lighting, noise levels and serving practices are intended to complement this philosophy.  Emphasis is on expediting the orders.  At the opposite end of the spectrum is a dining experience intended to provide a calm, relaxed atmosphere.  In this situation, patrons want to have an attentive server who will cater to their whims, allowing them to feel special.  Part of our studies will help each student to differentiate these philosophies and to be sensitive to the related needs and goals of each employer.

The food and beverage/restaurant industry can be tiring and physically demanding.  Effective use of time and movement can spare the worker unnecessary fatigue.  There is a fine balance between multi-tasking and appearing frazzled and disorganized.  Our classroom instruction will aim to teach students how to expend their energy efficiently.

 The world of technology has impacted the food and beverage/restaurant industry.  Many businesses are equipped with computers and software designed to efficiently handle orders, effectively communicate between the server and kitchen staff, and control pilferage.  It is important workers be comfortable with current technology and the computer software without hesitation or intimidation.  Our instruction will include hands-on experience with sample restaurant point of sale software.  We intend to choose two software programs.  Preliminary investigations suggest we will choose from such programs as The Sixth Sense Café, The Wireless Waitress or SQUiRREL Systems.

However, probably the most important aspect of our training will be in developing positive mental attitudes and commitment.  Effective inter-personal skills will reap personal job satisfaction as well as financial gratification through increased tips.  The art of maintaining a cheerful attitude regardless of circumstances can be acquired and perfected with practice.

Classroom instruction will be held at local post secondary junior colleges.  In Canada, education falls under the jurisdiction of the provincial government.  Continuing adult education is part of the mandate of community colleges in Western Canada.  Preliminary research indicates we can be co-sponsored by the colleges.  For a fee they will facilitate our classes by: including our information in their advertising; accepting tuition fees including those paid with Visa or MasterCard; and booking our classes through their administrative offices.  Classroom space can be arranged on an ‘as needed’ and ‘as available’ basis at nominal costs, depending on the amount of equipment required for our instruction.  In general, educational institutions are pleased to work with companies offering ‘hands on’ training to their students.

The 18 hours of work experience will be achieved through the placement of the students directly into restaurants whose owners have agreed to provide a real working environment.  The students will be supervised closely and assessed as to their proficiency.  We have not yet entered into any discussions with restauranteurs in order to have them participate in this work experience.  It is intended that initial students will be placed at the restaurant owned by Anticus’ President, Mr. Galbraith.

The Market

We will use a direct market approach.  We intend to begin with a small number of students that will be drawn from both the local high schools and junior colleges.  This will be accomplished by placing information articles and advertising in the student magazines as well as meeting with student councilors and student employment agencies.  The student/job-seeker will be invited to enroll for training at prescribed fees.

As soon as funds are available from this offering, we intend to design and build our website.  The website will provide basic information and facts about the services we are offering.  It will provide us with exposure to the general marketplace within our target market area.  The website will have the facility for prospective students to contact us with questions and inquiries, and will eventually allow for on-line course registration.

Further, as Anticus gains some measure of success, we would be able to assist our students in finding suitable employment, either through our own database or through strategic alliances with employment placement agencies.  We also believe that many small independent food establishments would benefit from using our services to improve the effectiveness of their current staff.  As a result of practical training, student resumes will be able to reflect work related experience.

Competition and Competitive Strategy

Presently there is very little, if any, general training and instruction available to inexperienced individuals who wish to enter the food service industry.  Since the majority of franchise eateries and large restaurant chains have their own intensive training programs, the need for industry-specific training is clear.  We intend to specialize by catering to small establishments with no facilities or management resources to improve the caliber of their servers.

Competition from Other Educational Institutions

While Anticus’ course material presented to its students will be fully protected by intellectual property laws, our course concept will not.  Consequently, other educational institutions, based upon any success Anticus may enjoy in its educational material presentation, may decide to offer similar course material based on Anticus’ model.  Many of these educational institutions have greater resources than Anticus, and as such will be able to compete successfully against Anticus.  We may not be able to survive in the educational marketplace against such competition.

Distribution

Depending on Anticus’ success at raising capital, we plan to work with various community leagues, high schools, government agencies, local businessmen and community colleges.  After adequate enrollment is confirmed, each session will proceed.  Since we will be using temporary premises, we anticipate only offering our service to any given community once each year. It is our intention to concentrate our efforts initially on small to medium sized Canadian cities in Alberta and British Columbia.  We have confirmed the availability of suitable classroom space for lease on a weekly basis in various junior colleges in Western Canada.  However, we have not made any agreements or reached any understandings with any college at this time.

Sources and Availability of Products and Supplies

Our directors intend to develop the entire course of studies for our students.  Our directors have both extensive industry-related experience as well as access to numerous educational materials.  Since the education system in Western Canada is highly developed, supplies and visual aids are readily available for our use.

Dependence on One or a Few Major Customers

This business is not the type of business that is, or can be, dominated by one or a small number of customers.

Patent, Trademark, License & Franchise Restrictions and Contractual Obligations & Concessions

There are no inherent factors or circumstances associated with this industry, or any of the educational services that we plan to provide that would give cause for any patent, trademark or license infringements or violations.  Anticus has also not entered into any franchise agreements or other contracts that have given, or could give rise to obligations or concessions.  Our course materials, where applicable, will be fully protected by copyright.

Governmental Controls and Approvals

As a training service, the major area for government control or need for government approval would be concerning business licensing, labor and occupational health and safety standards.  Our officers and directors are aware of the various requirements in this regard and will make the necessary arrangements as the business grows and employees are hired.

Existing or Probable Government Regulations

Other than the licensing requirements discussed above, there are no other types of government regulations existing or being contemplated that would adversely affect Anticus’ ability to operate.

Research and Development Activities and Costs

Anticus has no plans to undertake any research and development activities during the term of this prospectus.

Compliance With Environmental Laws

There are no environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that address issues specific to our business.

Facilities

We do not own or rent facilities of any kind. At present we are operating from our principal office address that is located within the offices of our President, who provides this space free of charge. We will continue to use this space for our executive offices for the foreseeable future.

Employees

Anticus‘ only employees at the present time are its officers and directors and we are dependent on these three individuals.  We rely on their entrepreneurial skills and experience to implement our business plan.  The officers and directors are responsible for all planning, developing and operational duties, and will continue to do so throughout the early stages of our growth.

We have no intention of hiring further employees until the business has been successfully launched and we have sufficient, reliable tuition revenue flowing into Anticus from our educational operations.  Our officers and directors will do whatever work is necessary to bring our business to the point of being in positive cash flow.  Human resource planning will be part of an ongoing process that will include constant evaluation of operations and revenue realization.  We do not expect to hire any other employees within the first year of operation.

The Curriculum

Anticus has developed an outline that will be the basis for the curriculum for use in its first session.  Of particular importance to Anticus will be the student response and input to its curriculum material.  Anticus intends to conduct this first session on an interactive basis with its students, carefully noting student responses to the curriculum material such as comprehension, interest, clarity of presentation, order of curriculum format, and ability of students to absorb material presented.  Subsequent curriculum development will be based to a great extent upon the student response and input received regarding our initial curriculum material and their suggestions for effective delivery modes.

A general outline of our initial curriculum is set out below.  It will consist of 42 hours of classroom instruction followed by 18 hours of work experience.  This outline presently consists of four parts:

Part One – the fundamentals (approximately six hours)

The psychology of people going out for dinner;

Basic understanding of the restaurant business and the objectives of the restaurateur;

Your role as representative of the restaurant and liaison between the customer and kitchen staff;

Development of positive mental attitudes, commitment to customers and effective inter-personal skills; and

Personal hygiene, hair styling and appropriate personal appearance.

Part Two – interacting with the customer (approximately twenty hours)

How to indulge each customer individually through attentive enthusiasm and efficient service;

Efficient time management and energy expenditure through improving basic daily work habits and effective use of time and movement; and

Visual presentation of food and beverages, room appearance, seating arrangements and table surfaces.

Part Three – the technical aspects (approximately twelve hours)

Instruction in and awareness of safe food handling and preparation, cleaning of dishes, utensils, tables, seats and benches, working surfaces and storage areas; and

Becoming conversant with standard restaurant software and hands-on experience with two sample restaurant point of sale software programs.

Part Four – in summary (approximately four hours)

Value of making this a career position.

The presentation of the curriculum material during the first session will be both fluid in terms of time consumption and interactive in seeking student input.  Some of the instructional material may well carry over to the 18 hours of work experience during the first session.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties.  Anticus uses words such as: anticipate, believe, plan, expect, future, intend and similar expressions, to identify such forward-looking statements.  You should not place too much reliance on these forward-looking statements.  Actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced as described in this Risk Factors section and elsewhere in this prospectus.  Factors which may cause the actual results or the actual plan of operations to vary include, among other things, decisions of the board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the food and beverage/restaurant industry or general economic conditions and those other factors set out in this prospectus.

Reports to Security Holders

We will voluntarily make available to securities holders an annual report, including audited financials on Form 10-K or Form 10-KSB.  We are not currently a fully reporting company, but upon effectiveness of this registration statement, will be required to file reports with the SEC pursuant to the Exchange Act.

The public may read and copy any materials filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Plan of Operation

Anticus is a development stage company with no operations, no revenue, no financial backing and few assets.  Our plan of operations is to establishing ourselves as a specialty educational service for the food and beverage/restaurant industry.  We intend to provide training that is job-related for both entry-level employees as well as employees of small to medium sized food service businesses who wish to improve their skills and performance.

We currently do not have the $75,000 needed to develop our web site, develop our instructional material, or market our service. Nor do we have a source to supply the necessary funding if we are unsuccessful in raising the capital through this offering.  Anticus believes it will take from two (2) to three (3) months to raise capital for completion of the development of the business after this prospectus becomes effective.

We intend to design and build our website as soon as sufficient funds are available from this offering.  A decision has been made regarding a domain name and registration of our website domain name, www.anticusinc.com, has been implemented. The preliminary design work of our website has begun and we intend to have an information page available on the internet shortly.

The website will provide basic information and facts about the services we are offering.  It will provide us with exposure to the general marketplace.  The website will have the facility for prospective customers to contact us with questions and inquiries.

Web server space will be contracted from a local internet service provider (ISP), which has recently been chosen. We will be required to purchase a computer during the first year of operations.

During the first stages of Anticus’ growth the officers and directors will provide all the labor required to develop the curriculum and lead the training sessions - at no charge. Since we intend to operate with very limited administrative support, the officers and directors will continue to be responsible for these duties for at least the first year of operations. Additionally we have confirmed the availability of suitable classroom space for lease on a weekly basis in various junior colleges in Western Canada.

Our marketing strategy will be to offer local businesses and entry-level employees with short-term, intensive training in the food and beverage/restaurant services industry.

How long Anticus will be able to satisfy its cash requirements, and whether we will require additional outside funding in the next twelve months depends on how quickly our company can generate tuition revenue and how much revenue can be generated.  At the present time we only have funds available to complete the expenses of this offering.  However, should we raise the entire $75,000 we are seeking from this offering, management is of the opinion that no further funds need be required for the operation of our business for the twelve month period following the completion of this offering.

If we are unable to raise additional funding through this offering, we will not be able to survive more than several months.  In that event, we will require additional funding from either outside sources, such as traditional banking or venture capital institutions, or a private placement with restaurant owners who recognize the value of the market niche we are planning to serve.

We are confident we can meet our financial obligations and pursue our plan of operations if we can raise additional funding through this offering.

Our directors and officers have undertaken considerable research to date establishing the basis of our development of training programs specifically designed for servers. An outline that will be the basis for the content of the curriculum has been developed.

Anticus’ present concern is not only student response and input as well as curriculum material development at this stage, but also effective delivery of this material.  These delivery systems, whether they be printed matter, audio-visual presentation, interactive computer teaching programs, or television teaching systems, all have a cost of implementation that management wishes to address, both from its profit perspective as well as student acceptance and information delivery.  Anticus through its initial sessions will be able to determine the maximum form of information delivery and consequently avoid spending large sums on delivery systems that are ineffective.

Anticus feels that through interaction with students, the educational community and the food and beverage/restaurant industry through its initial sessions, it will receive real-time feedback which will allow it to maximize the effectiveness of its course material during its development stage.  See “Business of Issuer” which details Anticus’ preliminary curriculum development.

We have no plans to undertake product research and development during the term covered by this prospectus.  There are also no plans or expectations to purchase or sell any significant equipment in the first year of operations.  Management also has no intention of hiring any employees during the first year of operations.

During the first year of operations, we will concentrate our efforts exclusively on building our client base in the numerous cities within the Provinces of Alberta and British Columbia. As we gain experience, and develop  sufficient revenues from sales, we may consider expanding our business within the region and possibly to other locations within Canada.  At present we have no plans to expand outside Canada.

Expenditures

The table in Item 4, Use of Proceeds, provides an overview of our budgeted expenditures by major area of activity.  It is anticipated that the funds raised from this offering will be sufficient to cover our expenditures, for the twelve (12) month period upon effectiveness of this prospectus.  The discussion is based on the premise we will raise the entire $75,000 we are seeking from this offering.  Please refer to Item 4, Use of Proceeds for a discussion on how we will allocate funds in the event we are unable to raise the entire offering objective.

Milestones

As soon as the funds are available, Mr. Galbraith will begin to further develop our curriculum.  We plan to hold our first class session three months after the effective date of this prospectus.  Our first class will be held in the City of Kelowna, British Columbia, and will be small by design, with a maximum of ten students.  It will be a focus group to confirm that our course of studies is appropriate for the requirements of our students.  This initial session will provide us with revenue from operations to cover our anticipated cost of $2,000.

Using the first session as a model, we will refine the emphasis of each aspect of our training program over the next month.

The second session will be held within five months of the effective date of this prospectus with an estimated cost of $1,500.  It is our intention to hold two student sessions every month thereafter at an estimated cost of $800.00 per session.  We will utilize the time between the 60-hour instruction periods to market our service, plan future sessions, and perfect our curriculum.  The amount spent on these activities will be directly related to the funds available, both from this offering as well as revenue earned from completed sessions.  In any event, we will be following the guidelines of our stated budget as detailed in Item 4, Use of Proceeds, of this filing.  We will also use this time to liaison with restauranteurs, community colleges, community leagues, high schools, and government agencies.

Within three months of the effective date of this prospectus, we intend to design and build our website.  The website will provide basic information and facts about the services we are offering.  It will provide us with exposure to the general marketplace.  The website will have the facility for prospective students to contact us with questions and inquiries.  The estimated cost of website development is $5,000, as set out in Item 4, Use of Proceeds.  Should we fail to raise any proceeds from this offering, the development of our website will be placed on hold.

Description of Property

Anticus does not own any property, real or otherwise.  For the first year, we will conduct our administrative affairs from the President's personal office, at no cost to Anticus.

We do not have any investments or interests in any real estate.  Anticus does not invest in real estate mortgages, nor does it invest in securities of, or interests in, persons primarily engaged in real estate activities.

Certain Relationships and Related Transactions

With the exception of Mr. Denis Galbraith, President of Anticus, there are no promoters being used in relation to this offering.  By the definition of Rule 405 of the Securities Act of 1933, Denis Galbraith is a promoter of Anticus in that he is a “person who, acting alone or in conjunction with one or more other persons, directly or indirectly takes initiative in founding and organizing the business or enterprise of an issuer”.  Mr. Galbraith has not, nor will he, receive anything of value or other consideration as a promoter of Anticus.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us.  No assets will be, nor are expected to be, acquired from any promoter on behalf of our company.  We have not entered into any agreements that require disclosure to our shareholders.

Market for Common Equity and Related Stockholder Matters

Market Information

Currently there is no public trading market for our stock, and we have not applied to have Anticus’ common stock listed.  We intend to apply to have our common stock quoted on either the OTC Bulletin Board or the Pink Sheets.  No trading symbol has yet been assigned.

Rules Governing Low-Priced Stocks that May Effect Ability to Resell Shares

Our Common Stock is currently considered a “penny stock” under federal securities laws since its market price is below $5.00 per share.  Penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell or recommend such shares to certain investors.

Broker-dealers who sell penny stock to certain types of investors are required to comply with the SEC's regulations concerning the transfer of penny stock.  If an exemption is not available, these regulations require broker-dealers to: make a suitability determination prior to selling penny stock to the purchaser; receive the purchaser's written consent to the transaction; and, provide certain written disclosures to the purchaser.  These rules may affect the ability of broker-dealers to make a market in, or trade our shares.  In turn, this may make it very difficult for investors to resell those shares in the public market.

Holders

As of the filing of this prospectus, we have three (3) shareholders of record of Anticus common stock.

Common Equity that is Subject to Conversion to Common Stock

Currently there is no common equity of Anticus that is subject to outstanding options or warrants to purchase, or securities convertible into, common stock of Anticus.

Rule 144 Shares.

A total of 2,600,000 shares of the common stock will be available for resale to the public after July 15, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of: 1% of the number of shares of Anticus common stock then outstanding which, in case, will equal approximately 33,500 shares as of the date of this prospectus; or the average weekly trading volume of Anticus common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about Anticus as required under Rule 144(c). Under Rule 144(k), a person who is not one of Anticus’ affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 2 years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, 1,000,000 shares may be sold pursuant to Rule 144 after May 1, 2003, and a further 1,600,000 shares may be sold pursuant to Rule 144 after July 15, 2003.  All shares are held by persons who are Anticus affiliates.

Dividends.

As of the filing of this prospectus, we have not paid any dividends to our shareholders. There are no restrictions which would limit the ability of Anticus to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend: Anticus would not be able to pay its debts as they become due in the usual course of business; or its total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Difficulty To Resell Anticus Stock, As Anticus Has No Expectations To Pay Cash Dividends In The Near Future

The holders of our common stock are entitled to receive dividends when, and if, declared by the Board of Directors.  We will not be paying cash dividends in the foreseeable future, but instead we will be retaining any and all earnings to finance the growth of our business.  To date, we have not paid cash dividends on our common stock.  This lack of an ongoing return on investment may make it difficult to sell our common stock and if the stock is sold the seller may be forced to sell the stock at a loss.

Stockholders May Face Significant Restrictions on the Sale of Anticus Stock due to State “Blue Sky” Laws

Each state has its own securities laws, often called “blue sky laws” which: (a) limit sales of stock to a state’s resident unless the stock is registered in that state or qualifies for an exemption from registration; and (b) governs the reporting requirements for broker-dealers and stockbrokers doing business directly or indirectly in the state.  Before a security can be sold in a state, there must be a registration in place to cover the transaction, and the broker must be registered in that state or otherwise be exempt from registration.  We do not know whether our stock will be registered under the laws of any states.  A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market makers for our stock.

You should be aware that there has been no market for our stock and there is no assurance that an active market will develop.  No broker-dealers act as market makers for our stock and our securities have not been registered for sale in any state.  Therefore, you may be unable to sell our stock without registering, or otherwise qualifying it for sale, within your specific state.

There may be significant state blue sky law restrictions on the ability of stockholders to sell, or on purchasers to buy, our stock.  Accordingly, stockholders should consider the secondary market for our stock to be a limited one.  Stockholders may be unable to resell their stock, or may be unable to sell it without the significant expense of state registration or qualification.

Stockholders May Face Significant Restrictions on the Resale of Anticus Stock due to Federal Regulations Regarding Penny Stock

In the event that Anticus registers its securities for sale and acquires a broker-dealer as a market maker, our stock would differ from many stocks in that it would likely be a “penny stock”.  The Securities and Exchange Commission has adopted a number of rules to regulate “penny stocks”.  These rules include, but are not limited to, Rules 3a51-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6 and 15g-9 under the Securities and Exchange Act of 1934, as amended.  Because our stock would probably constitute “penny stock” within the meaning of the rules, the rules would apply to Anticus International Corporation and its securities.  The rules may further affect the ability of owners of our stock to sell their securities in any market that may develop for them.  There may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers.  The market among dealers may not be active.  Stockholders in penny stocks are often unable to sell stock back to the dealers that sold them the stock.  The mark-ups or commissions charged by the broker-dealers may be greater than any profit a seller may make.  Because of large dealer spreads, stockholders may be unable to sell the stock immediately back to the dealer at the same price the dealer sold the stock to the investor.  In some cases, the stock may fall quickly in value.  Stockholders may be unable to reap any profit from any sale of stock, if they can sell at all.

Investors should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered from patterns of abuse and fraud in recent years.  These patterns include:

manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases;

control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

‘boiler room’ practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Executive Compensation

SUMMARY COMPENSATION TABLE
Name and principal position (a)	Year (b)	Annual compensation			Long-term compensation
		Salary ($) (c)	Bonus ($) (d)	Other annual compensation ($) (e)	Awards		Payouts	All other compen- sation ($) (i)
					Restricted stock award(s) ($) (f)	Securities under- lying options/ SARs (#) (g)	LTIP payouts ($) (h)
Denis Galbraith President	2002 2003	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Michelle Sedmak Secretary/Treasurer	2002 2003	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Tracy Holman Director	2002 .2003	0 0	0 0	0 0	0 0	0 0	0 0	0 0

No cash compensation, deferred compensation or long-term incentive plan awards were paid, issued, or granted to Anticus' management since its inception May 1, 2002.  Further, no member of Anticus' management has been granted any option or stock appreciation rights.

Compensation of Directors

There are no standard arrangements pursuant to which Anticus' directors are compensated for any services provided as a director. No additional amounts are payable to Anticus' directors for committee participation or special assignments.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

There are no employment contracts, compensatory plans or arrangements, including payments to be received from Anticus, with respect to any director or executive officer of Anticus which would in any way result in payments to any such person because of his or her resignation, retirement or other termination of employment with Anticus, any change in control of Anticus, or a change in the person's responsibilities following a change in control of Anticus.

Financial Statements

The financial statements of Anticus appear on pages F-1 through F-15.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosures

On March 10, 2003, the Board of Directors determined that it was in the best interest of Anticus to change the certifying accountant from Peach Goddard to Morgan & Company, the Board having received a letter dated February 27, 2003, from Peach Goddard tendering that firm’s resignation as Anticus’ auditor.

The report of Peach Goddard since the inception of Anticus has not contained an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope, accounting principles or uncertainties other than the ability to continue as a going concern.  There have been no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

None of the reportable events described under 304(a)(v) of Regulation S-K occurred within the most recent fiscal year since inception, May 1, 2002, through March 10, 2003. Anticus has requested Peach Goddard to furnish it with a letter addressed to the Commission stating whether it agrees with the above statements. Such letter is filed as an exhibit to this Prospectus.

As of March 10, 2003, Anticus engaged Morgan & Company as its independent auditors to replace Peach Goddard.  Since its inception, May 1, 2002 through March 10, 2003, Anticus did not consult with Morgan & Company regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K of the Securities Exchange Act of 1934.

ANTICUS INTERNATIONAL CORPORATION

(A Development Stage Company)

FINANCIAL STATEMENTS

INDEX

PAGE

AUDITOR’S REPORT

F-2

BALANCE SHEETS

- AS AT JUNE 30, 2003

F-3

STATEMENTS OF LOSS

- PERIOD FROM INCEPTION, MAY 1, 2002, TO JUNE 30, 2003

F-4

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

- AS AT JUNE 30, 2003

F-5

STATEMENT OF CASH FLOWS

- PERIOD FROM INCEPTION, MAY 1, 2002, TO JUNE 30, 2003

F-6

NOTES TO FINANCIAL STATEMENTS

  F-7 - F-9

UNAUDITED INTERIM FINANCIAL STATEMENTS

BALANCE SHEET

- AS AT SEPTEMBER 30, 2003

F-10

STATEMENTS OF OPERATIONS

- PERIOD FROM INCEPTION, MAY 1, 2002, TO SEPTEMBER 30, 2003

F-11

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

- AS AT SEPTEMBER 30, 2003

F-12

STATEMENT OF CASH FLOWS

- PERIOD FROM INCEPTION, MAY 1, 2002, TO SEPTEMBER 30, 2003

F-13

NOTES TO FINANCIAL STATEMENTS

F-14 - F-15

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders

Anticus International Corporation

(A development stage company)

We have audited the balance sheet of Anticus International Corporation (a development stage company) as at June 30, 2003 and 2002, and the statements of loss, cash flows, and stockholders’ deficiency for the year ended June 30, 2003, and for the period from inception, May 1, 2002, to June 30, 2002.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of the Company as at June 30, 2003 and 2002, and the results of its operations and cash flows for the period indicated in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.  As discussed in Note 1(c) to the financial statements, the Company has incurred a net loss of $18,263 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its development activities.  These factors raise substantial doubt that the Company will be able to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Morgan & Company

“Morgan & Company”

Chartered Accountants

Vancouver, B.C.

August 8, 2003

ANTICUS INTERNATIONAL CORPORATION

(A Development Stage Company)

BALANCE SHEETS

(Stated in U.S. Dollars)

	JUNE 30
	2003	2002

ASSETS

Current
Cash	$2,744	$37
Prepaid expenses	93	-

	$2,837	$37

LIABILITIES

Current
Accounts payable and accrued liabilities	$4,100	$50

STOCKHOLDERS’ DEFICIENCY

Capital Stock
Authorized:
75,000,000 Common shares, par value $0.001 per share

Issued and outstanding:
2,600,000 Common shares	2,600	1,000

Additional paid-in capital	14,400	-

Deficit Accumulated During The Development Stage	(18,263)	(1,013)
	(1,263)	(13)

	$2,837	$37

ANTICUS INTERNATIONAL CORPORATION

(A Development Stage Company)

STATEMENTS OF LOSS

(Stated in U.S. Dollars)

		PERIOD	CUMULATIVE
		FROM	FROM
		INCEPTION	INCEPTION
	YEAR	MAY 1	MAY 1
	ENDED	2002 TO	2002 TO
	JUNE 30	JUNE 30	JUNE 30
	2003	2002	2003

Expenses
Organizational costs	$-	$1,000	$1,000
Professional fees	15,435	-	15,435
Office and administration	1,815	13	1,828

Net Loss For The Period	$17,250	$1,013	$18,263

Basic And Diluted Loss Per Share	$(0.01)	$(0.01)

Weighted Average Number Of Shares Outstanding	2,538,630	167,123

ANTICUS INTERNATIONAL CORPORATION

(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

JUNE 30, 2003

(Stated in U.S. Dollars)

				DEFICIT
	COMMON STOCK			ACCUMULATED
			ADDITIONAL	DURING THE
			PAID-IN	DEVELOPMENT
	SHARES	AMOUNT	CAPITAL	STAGE	TOTAL

May 2002 - Shares issued for cash at $0.001	1,000,000	$1,000	$-	$-	$1,000

Net loss for the period	-	-	-	(1,013)	(1,013)
	1,000,000	1,000	-	(1,013)	(13)
September 2002 – Shares issued for cash at $0.01	1,600,000	1,600	14,400	-	16,000

Net loss for the period	-	-	-	(17,250)	(17,250)

Balance, June 30, 2003	2,600,000	$2,600	$14,400	$(18,263)	$(1,263)

ANTICUS INTERNATIONAL CORPORATION

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(Stated in U.S. Dollars)

		PERIOD	CUMULATIVE
		FROM	FROM
		INCEPTION	INCEPTION
	YEAR	MAY 1	MAY 1
	ENDED	2002 TO	2002 TO
	JUNE 30	JUNE 30	JUNE 30
	2003	2002	2003

Cash Flows From Operating Activities
Net loss for the period	$(17,250)	$(1,013)	$(18,263)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating Activities
Prepaid expenses	(93)	-	(93)
Accounts payable and accrued liabilities	4,050	50	4,100
	(13,293)	(963)	(14,256)

Cash Flows From Financing Activity
Share capital issued	16,000	1,000	17,000

Increase In Cash	2,707	37	2,744

Cash, Beginning Of Period	37	-	-

Cash, End Of Period	$2,744	$37	$2,744

ANTICUS INTERNATIONAL CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2003

(Stated in U.S. Dollars)

1.

NATURE OF OPERATIONS

a)

Organization

The Company was incorporated in the State of Nevada, U.S.A., on May 1, 2002.

b)

Development Stage Activities

The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.  It is primarily engaged in the development of specialized educational programs for the food services industry.  The Company will provide job-related training programs for both entry-level employees and also employees of small to medium sized food services establishments.

c)

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $18,263 for the period from inception, May 1, 2002, to June 30, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its specialty educational services. Management has plans to seek additional capital through a public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

2.

SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment.

ANTICUS INTERNATIONAL CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2003

(Stated in U.S. Dollars)

2.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)

Organizational and Start Up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

b)

Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

c)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period.  Actual results could differ from these estimates.

d)

Foreign Currency Translation

The Company’s functional currency is the U.S. dollar.  Transactions in foreign currency are translated into U.S. dollars as follows:

i)

monetary items at the rate prevailing at the balance sheet date;

ii)

non-monetary items at the historical exchange rate;

iii)

revenue and expense at the average rate in effect during the applicable accounting period.

ANTICUS INTERNATIONAL CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2003

(Stated in U.S. Dollars)

2.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

e)

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – “Accounting for Income taxes” (SFAS 109).  This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes.  If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

f)

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At June 30, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

ANTICUS INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

(Stated in U.S. Dollars)

	September 30, 2003	June 30, 2003
	--------------------	---------------
	(Unaudited)
ASSETS
Current Assets
Cash	$4,581	$2744
Prepaid expenses	93	93
	----------------	------------------
Total Assets	$4,674	$2837
	=========	==========
LIABILITIES & STOCKHOLDERS’ EQUITY

Current Liabilities
Accounts payable and accrued liabilities	$1,600	$4,100
Advances payable	5,000	0
	----------------	------------------
	6,600	4,100
	----------------	------------------

Stockholders’ Deficiency
Authorized: 75,000,000 Common shares, par value $0.001 per share
Issued and outstanding:
2,600,000 Common shares	2,600	2,600
Additional paid-in capital	14,400	14,400
Deficit accumulated during the development stage	(18,926)	(18,263)
	---------------	-------------------
Total Stockholders’ Deficiency	(1,926)	(1,263)
	---------------	-------------------

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$4,674	$2,837
	========	==========

The accompanying notes are an integral part of these financial statements.

ANTICUS INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

 (Unaudited)

(Stated in U.S. Dollars)

	Three months ending September 30,		Cumulative from Inception May 1 2002 to Sept 30 2003
	2003	2002
	--------------	-------------	----------------------

Expenses
Organizational costs	0	0	1,000
Professional fees	0	3,800	15,435
Office expenses	663	184	2,491
	--------------	--------------	--------------------

Net loss	$663	$3,984	$18,926
	========	=======	===========

Basic And Diluted Loss Per Share	$(0.01)	$(0.01)
	========	========
Weighted Average Shares Outstanding	2,600,000	1,533,333
	========	========

The accompanying notes are an integral part of these financial statements

ANTICUS INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ DEFICIENCY

SEPTEMBER 30, 2003

(Unaudited)

(Stated in U.S. Dollars)

	Common Stock		Additional Paid-in Capital	Deficit accumulated during the development stage	Total
	Shares	Amount
	-----------	----------	-----------	---------------------	-----------
May 2002
Shares issued for cash at $0.001	1,000,000	$1,000	$0	$0	$1,000

Net loss for the period	0	0	0	(1,013)	(1,013)
	-----------	----------	-----------	-------------------	-----------
Balance, June 30, 2002	1,000,000	1,000	0	(1,013)	(13)

September 2002
Shares issued for cash at $0.01	1,600,000	1,600	14,400	0	16,000

Net loss for the year	0	0	0	(17,250)	(17,250)
	-------------	----------	-----------	-------------------	------------
Balance, June 30, 2003	2,600,000	$2,600	$14,400	$(18,263)	$(1,263)

Net loss for the period	0	0	0	(663)	(663)
	-------------	----------	-----------	-------------------	------------
Balance, September 30, 2003	2,600,000	$2,600	$14,400	$(18,926)	$(1,926)
	=======	=====	======	==========	=======

The accompanying notes are an integral part of these financial statements

ANTICUS INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

(Unaudited)

(Stated in U.S. Dollars)

	Three months ending September 30,		Cumulative from Inception, May 1, 2002 to September 30 2003
	2003	2002
	---------------	------------------	-----------------
Cash Flows From Operating Activities
Net loss for the period	$(663)	$(3,984)	$(18,926)

Adjustments to reconcile net loss to cash used by operating activity
Prepaid expenses	0	0	(93)
Accounts payable increase (decrease)	(2,500)	3,915	1,600
	---------------	------------------	-----------------
Net Cash Provided by Operating Activities	(3,163)	(69)	(17,419)
	---------------	------------------	----------------

Cash Flows From Financing Activities
Share capital issued	0	16,000	17,000
Advances payable	5,000	50	5,000
	---------------	------------------	----------------
Net Cash Provided by Financing Activities	5,000	16,050	22,000
	---------------	------------------	---------------
Net Increase in Cash	1,837	15,981	4,581

Cash Balance at Beginning of Period	2,744	37	0
	---------------	------------------	---------------
Cash Balance at End of Period	$4,581	$16,018	$4,581
	========	==========	========

The accompanying notes are an integral part of these financial statements.

ANTICUS INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2003

(Unaudited)

(Stated in U.S. Dollars)

1.

BASIS OF PRESENTATION

The unaudited interim financial statements as at September 30, 2003 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.  It is suggested that these financial statements be read in conjunction with the June 30, 2003 audited financial statements and notes thereto.

2.

NATURE OF OPERATIONS

a)    Organization

The Company was incorporated in the State of Nevada, U.S.A., on May 1, 2002.

b)    Development Stage Activities

The Company has been in the development stage since its formation and has not yet realized any revenues from its planned operations.  It is primarily engaged in the development of specialized educational programs for the food services industry.  The Company will provide job-related training programs for both entry-level employees and also employees of small to medium sized food services establishments.

c)    Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

As shown in the accompanying financial statements, the Company has incurred a net loss of $18,926 for the period from inception, May 1, 2002, to September 30, 2003, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its specialty educational services. Management has plans to seek additional capital through a public offering of its common stock.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

3.

SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States.  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

ANTICUS INTERNATIONAL CORPORATION

(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

SEPTEMBER 30, 2003

(Unaudited)

(Stated in U.S. Dollars)

3.

SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)

Organizational and Start Up Costs

Costs of start up activities, including organizational costs, are expensed as incurred.

b)

Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7.  The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

c)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period.  Actual results could differ from these estimates.

d)

Foreign Currency Translation

The Company’s functional currency is the U.S. dollar.  Transactions in foreign currency are translated into U.S. dollars as follows:

(i)

 monetary items at the rate prevailing at the balance sheet date;

(ii)

non-monetary items at the historical exchange rate;

(iii)

revenue and expense at the average rate in effect during the applicable accounting period.

e)

Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – “Accounting for Income taxes” (SFAS 109).  This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes.  If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

f)

Basic and Diluted Loss Per Share

In accordance with SFAS No. 128 – “Earnings Per Share”, the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding.  Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  At September 30, 2003, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.

OUTSIDE BACK COVER

Dealer Prospectus Delivery Obligation

Until March 17, 2004, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to any dealers' obligation to deliver a prospectus if acting as underwriters and with respect to their unsold allotments or subscriptions.